EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Enzo
Biochem, Inc. for the registration of 347,468 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 1996, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in its Annual Report (Form 10-K) for the year ended
July 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Melville, New York
November 4, 1996